UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On January 20, 2016, TreeHouse Foods, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of 11,538,461 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $65.00 per share. The Company also granted to the Underwriters the right to purchase up to an additional 1,730,769 shares of Common Stock, which right the Underwriters exercised on January 21, 2016. The Shares were offered and sold pursuant to the Company’s automatic shelf registration statement (Registration No. 333-192440) (the “Registration Statement”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their respective affiliates perform and have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they receive and have received customary fees and expenses. In addition, the Underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business for which they will receive fees and expenses.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

The Company expects to use the net proceeds from the offering of the Shares to fund, in part, the Acquisition; however, the common stock offering is not conditioned on the closing of such acquisition of the Private Brands Business.

Item 8.01.	Other Events

On January 26, 2016, the Company closed the public offering for an aggregate of 13,269,230 shares of Common Stock, which included an additional 1,730,769 shares that were sold pursuant to an option granted to the underwriters. This offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333- 192440) filed with the Securities and Exchange Commission on November 20, 2013 and the related prospectus supplement. A legal opinion relating to the Shares is included as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated January 20, 2016, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein and the Company

5.1	Opinion of Winston & Strawn LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: January 26, 2016	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President,
Chief Administrative Officer and officer duly authorized to
sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated January 20, 2016, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein and the Company

5.1	Opinion of Winston & Strawn LLP